UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): September 18, 2023

Harbor Custom Development, Inc.
(Exact name of registrant as specified in its charter)

Washington	001-39266	46-4827436
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)
1201 Pacific Avenue, Suite 1200 Tacoma, WA 98402
(Address of principal executive offices and zip code)
Registrant's telephone number, including area code (253) 649-0636
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock	HCDI	The Nasdaq Stock Market LLC
8.0 % Series A Cumulative Convertible Preferred Stock	HCDIP	The Nasdaq Stock Market LLC
Warrants	HCDIW	The Nasdaq Stock Market LLC
Warrants	HCDIZ	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On September 18, 2023, Wally Walker, a member of the Board of Directors (the “Board”) of Harbor Custom Development, Inc. (the “Company”) notified the Board of his intention to resign from the Board and as a member of the Audit and Compensation Committees of the Board, effective September 18, 2023. Mr. Walker accepted a position with the University of Virginia as the Deputy Athletics Director and will be relocating to Virginia.

Mr. Walker’s departure from the Board was not the result of any disagreement with the Company's management and the Board regarding any matter related to the Company's operations, policies, or practices.

As a result of Mr. Walker's resignation, the Board of Directors will immediately begin a search for an additional Board and Audit Committee member.

On September 22, 2023, the Company issued a press release announcing the resignation of Mr. Walker, a copy of which is attached as Exhibit 99.1 to this Current Report.

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On September 22, 2023, the Company received a notice (the “Notice”) from The Nasdaq Stock Market LLC (the “Nasdaq”) stating that, as a result of Mr. Walker’s resignation from the Board and the Audit Committee of the Board, the Company is no longer in compliance with Nasdaq Listing Rule 5605.

The Notice indicates that, consistent with Nasdaq Listing Rule 5605(c)(4), Nasdaq will provide the Company a cure period in order to regain compliance until the earlier of the Company’s next annual meeting of stockholders (assuming the meeting is held before March 18, 2024) or September 18, 2024. In the event the Company does not regain compliance prior to the expiration of the applicable cure period, the Nasdaq Listing Rules require the Nasdaq’s Staff to provide written notification to the Company that its securities will be delisted. At that time, the Company may appeal the delisting determination to a Hearings Panel.

The Notice has no immediate effect on the Company’s Nasdaq listing and its common stock will continue to be listed under the symbol “HCDI.”

Item 9.01 - Financial Statements and Exhibit

(d) Exhibits.

The following exhibits are filed with this Current Report on Form 8-K:

Exhibit Number	Description
99.1	Press Release of Harbor Custom Development, Inc., dated September 22, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

.

Harbor Custom Development, Inc.

Date:	September 22, 2023	By:	/s/ Jeff Habersetzer
		Name:	Jeff Habersetzer
		Title:	Interim Chief Executive Officer, Interim President, and Chief Operating Officer